Exhibit 10(e)(ii)


                                Second Amendment
                                       to
                            The Liz Claiborne 401(k)
                         Savings and Profit Sharing Plan

                            (As Amended and Restated
           Effective as of January 1, 2002 to Include EGTRRA Changes)


     Pursuant to Section 13.2 of The Liz Claiborne 401(k) Savings and Profit Sharing Plan (As Amended and Restated Effective as of January 1, 2002 to Include EGTRRA Changes) (the "Plan"), the Plan is hereby amended in the following particulars.

     1. A new Supplement F is added to read as follows:

                                  "SUPPLEMENT F
                                     TO THE
              LIZ CLAIBORNE 401(K) SAVINGS AND PROFIT SHARING PLAN

           Special Provisions Applicable to Employees of Enyce, L.L.C.
           -----------------------------------------------------------

     This Supplement F sets forth special provisions of the Plan that apply to former employees of Enyce, L.L.C. ("Enyce") who became employees of the Company ( "Enyce Employee" or "Enyce Employees") upon the closing of the transactions contemplated by the Membership Interests Purchase Agreement dated as of November 12, 2003 among Sport Brands International Ltd., Liz Claiborne, Inc., and Fila U.S.A., Inc. ("Closing"). Except as otherwise defined below, the terms used herein shall have the meanings set forth in the Plan.

     F-1 Credit for Service With Enyce. The Plan shall recognize Enyce Service
         -----------------------------
     as though it were service with the Company for the purpose of determining
     (i) eligibility to participate in the Tax-Saver and Matching Contribution portions of the Plan; and (ii) vesting under the Plan. "Enyce Service" for this purpose shall mean the service of an Enyce Employee from his last date of hire with Enyce to the date immediately prior to the Closing, using the elapsed time method, relying on the best service information reasonably available from Enyce.

     F-2 Participation in Tax-Saver and Matching Contributions. Each Enyce
         -----------------------------------------------------
     Employee eligible to participate in the Fila USA, Inc. 401(k) Retirement Savings Plan immediately prior to the Closing shall be eligible to participate in the Tax-Saver and Matching Contribution portions of the Plan as soon as reasonably practicable after the Closing. Any other Enyce Employee shall be eligible to participate in the Tax-Saver and Matching Contribution portions of the Plan after satisfying Sections 3.1(f) (i) and
     (ii) of the Plan, as the case may be, taking into account his Enyce
     Service."

         EXECUTED this ___ day of December, 2003, to be effective as of the Closing.


                                                     LIZ CLAIBORNE, INC.


                                                     By: ______________________

                                                     Its: ______________________